UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007

Answers Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

Jerusalem Technology Park
The Tower
Jerusalem, Israel 91481

(Address of Principal Executive Offices)

+972-2-649-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 21, 2007, Answers Corporation (the “Company”) and Google, Inc. (“Google”) entered into Amendment Number Five to Google Order Form and Google Services Agreement (the “Amendment”) to the original Google Order Form and Google Services Agreement effective January 28, 2005, as amended from time to time (the “GSA”). The GSA, as amended by the Amendment, governs the relationship under which the Company obtains most of the advertisements displayed on its Web properties and earns most of its revenues.

The Amendment extends the term of the GSA for an additional two (2) years, through January 31, 2010, and modifies the tiered schedule for determining the Company’s AFS (AdSense for Search) and AFC (AdSense for Content) revenue share percentages. Additionally, the Amendment offers the Company the ability to implement Google’s Customer Search Engine service on the Company’s Web properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERS CORPORATION

By:	/s/ Robert S. Rosenschein
Robert S. Rosenschein
Chief Executive Officer

Dated: September 26, 2007